United States
Securities and Exchange Commission
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.           )

Filed by the Company ☑

File by a party other than the Company ☐

Check the appropriate box:

☑	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material pursuant to §240.14a-12

COMMUNITY WEST BANCSHARES
(Name of Small Business Issuer as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Company)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the file fee is calculated and state how it was determined):

4.	Proposed aggregate offering price:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

445 Pine Avenue Goleta, CA 93117-3709 (805) 692-5821 www.communitywest.com

April 14, 2009

To Our Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders (Meeting) of Community West Bancshares that will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 28, 2009, at 6:00 P.M. Pacific Daylight Time.  Please keep in mind that the Club rules prohibit wearing any denim (jeans, skirts, vests, etc.) on its premises.  I again look forward to greeting as many of our shareholders as possible.

As set forth in the attached Proxy Statement, the Meeting will be held to consider the election of Directors, to consider a shareholder advisory (non-binding) vote on executive compensation as disclosed in the Proxy Statement and to transact any other business that may properly come before the Meeting.

We will also review operating results for the past year and the progress of Community West Bancshares, and its wholly-owned subsidiary, Community West Bank, and present an opportunity to ask questions of general interest to shareholders.

Your vote is important.  Whether or not you attend the Meeting in person, I urge you to promptly vote your Proxy by signing and dating the enclosed Proxy card and returning it in the accompanying postage-paid envelope.  If you decide to attend the Meeting and vote in person, you will, of course, have that opportunity.

Thank you for your continued support of Community West Bancshares and, again, I look forward to seeing you at the Annual Meeting on Thursday, May 28, 2009.

Very truly yours,

/s/William R. Peeples
William R. Peeples
Chairman of the Board of Directors

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
Telephone: (805) 692-5821

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2009

NOTICE IS HEREBY GIVEN that the 2009 Annual Meeting of Shareholders (Meeting) of Community West Bancshares (Company) will be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, on Thursday, May 28, 2009, at 6:00 P.M. Pacific Daylight Time, for the purpose of considering and voting on the following matters:

1.          Election of Directors.  To elect eight persons to the Board of Directors of the Company (Board) to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	James R. Sims, Jr.
John D. Illgen	Kirk B. Stovesand
Lynda J. Nahra	C. Richard Whiston

2.          Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To consider and approve the following advisory (non-binding) proposal:

“RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading “Executive Compensation” including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure.”

3.         Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, to approve an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the eight nominees for election.

The Proxy Statement that accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting and shareholders are encouraged to read it in its entirety.

The Board has fixed the close of business on March 31, 2009 as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board.  All proposals set forth above are proposals of the Company.  It is expected that these materials will be mailed to shareholders on or about April 14, 2009.

The Bylaws of the Company provide for the nomination of Directors in the following manner:

“Nominations for election of members of the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors.  Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the president of the corporation no more than sixty (60) days prior to any meeting of shareholders called for the election of directors and no more than ten (10) days after the date the notice of such meeting is sent to shareholders pursuant to Section 2.4 of these Bylaws; provided, however, that if ten (10) days notice of such meeting is sent to shareholders, such notice of intention to nominate must be received by the president of the corporation not later than the time fixed in the notice of the meeting for the opening of the meeting.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) with the written consent of the proposed nominee, a copy of which shall be furnished with the notification, whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged a bankrupt.  The notice shall be signed by the nominating shareholder and by the nominee.  Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee.  The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.  A copy of the preceding paragraph shall be set forth in the notice to shareholders of any meeting at which directors are to be elected.”

Since important matters are to be considered at the Meeting, it is very important that each shareholder vote.

We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Meeting in person.  The enclosed proxy is solicited by the Board.  Any shareholder who executes and delivers such a proxy has the right to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by submitting prior to the Meeting a properly executed proxy bearing a later date or by being present at the Meeting and electing to vote in person by advising the Chairman of the Meeting of such election.

Please indicate on the proxy whether or not you expect to attend the Meeting so that the Company can arrange for adequate accommodations.

By Order of the Board of Directors,

John D. Illgen, Secretary

Dated: April 14, 2009
Goleta, California

PROXY MATERIALS AND ANNUAL REPORT ON FORM 10-K

Copies of the Company’s Proxy Materials described herein and the 2008 Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, are available upon request to: Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117-3474, telephone (805) 692-5821, on the Company’s website at www.communitywest.com and on the website of the Securities and Exchange Commission at www.sec.gov.

COMMUNITY WEST BANCSHARES
445 Pine Avenue
Goleta, California 93117-3709
________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 28, 2009
________________________

SOLICITATION AND VOTING OF PROXIES

Community West Bancshares (Company or CWBC) is furnishing this Proxy Statement to its shareholders in connection with the solicitation by the Board of Directors (Board) of proxies to be used at the Annual Meeting (Meeting) of Shareholders, to be held on Thursday, May 28, 2009 at 6:00 P.M. PDT at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California 93110, and at any and all adjournments and postponements thereof.  The designated proxyholders (Proxyholders) are members of the Company’s management.  Only shareholders of record (shareholders) on March 31, 2009 (Record Date) are entitled to notice of and to vote in person or by proxy at the Meeting or any adjournment or postponement thereof.  This Proxy Statement and the enclosed proxy card (Proxy) first will be mailed to shareholders on or about April 14, 2009.  The Company’s Annual Report to Shareholders, including consolidated financial statements for the year ended December 31, 2008, accompanies this Proxy Statement.

Regardless of the number of shares of Common Stock of the Company (Common Stock) owned, it is important that the holders of a majority of shares be represented by proxy or be present in person at the Meeting.  Shareholders are requested to vote by completing the enclosed Proxy and returning it signed and dated in the enclosed postage-paid envelope.  Shareholders are to indicate their vote in the spaces provided on the Proxy.  Proxies solicited by the Board will be voted in accordance with the directions given therein.  Where no instructions are indicated, signed Proxies will be voted “FOR all nominees” for the election of the nominees named in this Proxy Statement.  If any other business is properly presented at the Meeting, the Proxy will be voted in accordance with the recommendations of the Board.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Meeting.  Execution of a Proxy, however, confers to the designated Proxyholders discretionary authority to vote the shares in accordance with the recommendations of the Board on such other business, if any, which may properly come before the Meeting and at any adjournments or postponements thereof, including whether or not to adjourn the Meeting.  In addition, the Proxy being solicited confers, and the holders of each Proxy shall have, discretionary authority to vote with respect to any matter if the Company did not have notice of such matter by February 21, 2009, which is at least 45 days before the date on which the Company first mailed its proxy materials for the prior year’s Annual Meeting of Shareholders.

You may revoke your Proxy at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.  However, if you are a shareholder whose shares are not registered in your own name, you will need to provide appropriate documentation from the record holder to vote personally at the Meeting.

The following matters will be considered and voted upon at the Meeting:

1.          Election of Directors. To elect eight persons to the Board of Directors of the Company to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified.  The following persons are the Board of Directors’ nominees:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	James R. Sims, Jr.
John D. Illgen	Kirk B. Stovesand
Lynda J. Nahra	C. Richard Whiston

2.          Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To consider and approve the following advisory (non-binding) proposal:

“RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading “Executive Compensation” including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure.”

3.          Other Business.  To transact such other business as may properly come before the Meeting and any adjournment thereof, including, without limitation, approving an adjournment(s) of the Meeting, if necessary, to solicit additional proxies for the eight nominees for election.

This solicitation of proxies is being made by the Board.  The expense of solicitation of proxies for the Meeting will be borne by the Company.  It is anticipated that proxies will be solicited primarily through the use of the mail.  Proxies may also be solicited personally or by telephone by Directors, officers and employees of the Company, and its wholly-owned subsidiary, Community West Bank (CWB or Bank), without additional compensation therefor.  The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, that are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in doing so.  The total estimated cost of the solicitation is $12,000.

VOTING SECURITIES

The securities that may be voted at the Meeting consist of shares of Common Stock.  The close of business on March 31, 2009 has been fixed by the Board as the Record Date for the determination of shareholders of record entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.  The total number of shares of Common Stock outstanding on the Record Date was 5,915,130 shares.  Each shareholder is entitled to one vote, in person or by proxy, for each share as of the Record Date, except that in the election of Directors, each shareholder has the right to cumulate votes provided that the candidates’ names have been properly placed in nomination prior to commencement of voting and a shareholder has given notice of their intention to cumulate votes prior to commencement of voting.  Cumulative voting entitles a shareholder to give one candidate a number of votes equal to the number of Directors to be elected, multiplied by the number of shares of Common Stock held by that shareholder, or to distribute such votes among as many candidates as the shareholder deems fit.  The candidates receiving the highest number of votes, up to the number of Directors to be elected, will be elected.

Of the shares of Common Stock outstanding on the Record Date, 1,178,015 shares of Common Stock (19.92%) of the issued and outstanding shares of Common Stock were beneficially owned by Directors and executive officers of the Company.  Such persons have informed the Company that they will vote “FOR” the election of the nominees to the Board.  Under California law and the Company’s Bylaws, a quorum consists of the presence in person or by proxy of a majority of the shares entitled to vote at the Meeting, and a matter (other than the election of Directors) voted on by shareholders will be approved if it receives the vote of a majority of the shares both present and voting, which shares also constitute a majority of the required quorum, unless the vote of a greater number of shares is required.  Abstentions and broker non-votes will be included in the number of shares present at the Meeting and entitled to vote for the purpose of determining the presence of a quorum.  Accordingly, in the event the number of shares voted affirmatively does not represent a majority of the required quorum, abstentions and broker non-votes will have the effect of a “no” vote.  Abstentions and broker non-votes do not have the effect of votes in opposition to any nominee for election of Director.

Further, the advisory proposal regarding the compensation of the Company’s Named Executive Officers will be approved if a majority of the votes cast are “FOR” the proposal.  Abstentions and broker non votes will have no impact on the approval of the advisory proposal.

If you hold Common Stock in “street name” and you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock “FOR” the election of the Board nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information as of the Record Date, concerning the beneficial ownership of the Company’s outstanding Common Stock by persons (other than depositories) known to the Company to own more than 5% of the Company’s outstanding Common Stock, by the Company’s Directors and executive officers, and by all Directors and executive officers of the Company as a group.  Management is not aware of any change in control of the Company that has occurred since January 1, 2008, or any arrangement that may, at a subsequent date, result in a change in control of the Company.

Except as indicated, the address of each of the persons listed below is c/o Community West Bancshares, 445 Pine Avenue, Goleta, CA 93117.

Name and Title	Number of Shares of Common Stock Beneficially Owned (1)	Number of Shares Subject to Vested Stock Options (2)	Percent of Class Beneficially Owned (2)
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	29,890	16,150	.78%
Robert H. Bartlein, Director, Chairman of the Board, CWB	167,420	10,000	2.99%
Jean W. Blois, Director	56,324	23,545	1.34%
Richard M. Favor, Executive Vice President and Chief Credit Officer, CWB	530	1,500	*
John D. Illgen, Director	35,510	23,545	.99%
Investors of America, Limited Partnership and First Banks, Inc. (3)	1,428,172	-	24.14%
Lynda J. Nahra, Director, President and Chief Executive Officer, CWBC and CWB	30,330	55,500	1.44%
William R. Peeples, Director, Chairman of the Board, CWBC (4)	818,130	10,000	13.98%
James R. Sims, Jr., Director	26,845	23,545	.85%
Kirk B. Stovesand, Director	10,003	14,000	*
C. Richard Whiston, Director	3,033	15,000	*
All Directors and Executive Officers as a Group (10 in number)	1,178,015	192,785	22.44%
* Less than .5%

(1)         Includes shares beneficially owned, directly and indirectly, together with associates, except for shares subject to vested stock options and outstanding warrants.  Also includes shares held as trustee and held by or as custodian for minor children.  Unless otherwise noted, all shares are held as community property under California law or with sole investment and voting power.

(2)         Shares subject to options held by Directors or executive officers that are exercisable within 60 days after the Record Date (vested) are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person, but not for the purpose of computing the percent of class owned by any other person.

(3)         Address is: 135 North Meramec, Clayton, MO 63105.

             Total shares include 568,696 in name of Investors of America, Limited Partnership and 859,476 in name of First Banks, Inc.

•    The securities owned by First Banks, Inc. may be deemed to be indirectly owned by Investors of America, Limited Partnership, First Securities America, Inc., General Partner.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc. and First Banks, Inc.  Investors of America, Limited Partnership disclaims beneficial ownership of these securities.

•    The securities owned by Investors of America, Limited Partnership may be deemed to be indirectly owned by First Banks, Inc.  Members of the Dierberg Family and the Dierberg Family Trusts are shareholders of First Securities America, Inc., the General Partner of Investors of America, Limited Partnership, and First Banks, Inc.  First Banks, Inc. disclaims beneficial ownership of these securities.

(4)         Includes 173,922 shares held by Mr. Peeples’ spouse, concerning which Mr. Peeples disclaims beneficial ownership.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Executive Officers

The Company's Bylaws provide that the authorized number of Directors shall be not less than six nor more than 11, with the exact number of Directors fixed from time to time by resolution of a majority of the Board or by resolution of the shareholders.  The number of Directors is currently fixed at eight.

At the Meeting, eight persons will be elected to serve as Directors of the Company until the 2010 Annual Meeting and until their successors are elected and have qualified.  The eight persons named below, all of whom are currently Directors of the Company, have been nominated by the Board for re-election.  A Proxy that is submitted with the instruction “AUTHORITY GIVEN” or without instructions will be voted in such a way as to effect the election of all eight nominees, or as many thereof as possible.  In the event that any of the nominees should be unable to serve as a Director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board.  Each nominee has consented to being named in the Proxy Statement and has agreed to serve as a member of the Board, if elected.  The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.  Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.  This Bylaw provision is designed to give the Board advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

Pursuant to Nasdaq Stock Market (NASD) Rule 4200 (a) (15), the Board has made an affirmative determination that the following members of the Board are “independent” within the meaning of such rule: Robert H. Bartlein, Jean W. Blois, John D. Illgen, William R. Peeples, James R. Sims, Jr., Kirk B. Stovesand and C. Richard Whiston.  As such, pursuant to NASD Rule 4350 (c) (1), a majority of the members of the Board and all the members of the Audit Committee are “independent” as so defined.

The following persons have been nominated for election by the Board:

Robert H. Bartlein	William R. Peeples
Jean W. Blois	James R. Sims, Jr.
John D. Illgen	Kirk B. Stovesand
Lynda J. Nahra	C. Richard Whiston

The Board of Directors recommends a vote “FOR” the election of the Board of Directors’ nominees.

Information about the Nominees

Robert H. Bartlein (Age 61)

Mr. Bartlein has been a member of the Board of CWBC since its inception in 1997 and a founder and Director of CWB since 1989.  Mr. Bartlein serves on CWBC’s Nominating and Corporate Governance Committees and is Chairman of the Board of CWB, Chairman of the Loan Committee and a member of the Personnel / Compensation, Executive, Legal and Management Succession Committees.  He is President and CEO of Bartlein & Company, Inc., founded in 1969, which is a property management company with four California offices.  He is a graduate of the University of Wisconsin – Madison, with a degree in Finance, Investments and Banking, and did post-graduate study at the University of Wisconsin - Milwaukee.  Mr. Bartlein is past President and Director of the American Lung Association of Santa Barbara and Ventura Counties.

Jean W. Blois (Age 81)

Mrs. Blois has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  She is Chairman of CWB’s Personnel / Compensation Committee and a member of the Asset / Liability Committee.  She co-founded Blois Construction, Inc. and served in a financial capacity before retirement.  She formed her own consulting firm, Jean to the Rescue.  Mrs. Blois graduated with a BS from the Haas School of Business at the University of California, Berkeley.  She served as a Trustee of the Goleta Union School District for 13 years, a Director of the Goleta Water District for 10 years and a council member for the City of Goleta for 6 years, including terms in 2005 and 2007 as Goleta Mayor.

John D. Illgen (Age 64)

Mr. Illgen has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  He is Secretary of the Board of CWBC and a member of CWBC’s Nominating and Corporate Governance Committee and Chairman of CWB’s Asset / Liability Committee and a member of the Personnel / Compensation and Compliance Committees.  Mr. Illgen is Sector Director and Vice President for Modeling and Simulation with Northrop Grumman Simulation Technologies (NGC).  He was Founder (1988), President and Chairman of Illgen Simulation Technologies, Inc. until its merger with NGC in December 2003.  Mr. Illgen is Vice Chairman of the Board of Directors of the National Defense Industry Association and appears on television with General Alexander Haig on “21st Century Business and Health” as an industry expert in information systems, modeling and simulation.  Mr. Illgen is an honorary member of the Santa Barbara Scholarship Foundation Board and a Past President of Goleta Rotary Club.

Lynda J. Nahra (Age 58)

Ms. Nahra has been President and Chief Executive Officer of CWB since 2000 and of CWBC since February 2004, after serving in various positions of increasing responsibility for CWB since 1997.  Ms. Nahra is a member of CWB and CWBC’s Boards and serves on CWB’s Loan, Asset / Liability, Compliance, Management Succession and Disclosure Committees.  Her banking career began in 1970 with Bank of America and her banking experience has included management positions in operations, consumer and commercial lending, sales, private banking and corporate banking.  Ms. Nahra serves on the Boards of Directors of Partners in Education and Habitat for Humanity; is a Finance Committee member for the Goleta Montessori Center School; and, is a member of Montecito Rotary Club.  Ms. Nahra’s educational background is from California Western University in San Diego and Pacific Coast Banking School.

William R. Peeples (Age 66)

Mr. Peeples is Chairman of the Board of CWBC and a founder and Director of CWB since 1989.  Mr. Peeples is Chairman of CWBC’s Audit and Nominating and Corporate Governance Committees and serves on CWB’s Executive, Loan, Personnel / Compensation and Management Succession Committees.  Mr. Peeples served in various financial capacities, including President and Chief Financial Officer of Inamed Corporation from 1985 to 1987.  He also was a founder and Chief Financial Officer of Nusil Corporation and Imulok Corporation from 1980 to 1985.  Mr. Peeples has been active as a private investor and currently serves as Managing General Partner of two real estate partnerships and serves as a member of the Goleta Valley Cottage Hospital Foundation Capital Campaign Steering Committee.  Mr. Peeples holds a BBA from the University of Wisconsin – Whitewater, and an MBA from Golden Gate University, Air Force on-base program.

James R. Sims Jr. (Age 73)

Mr. Sims has been a member of the Board of CWBC since its inception in 1997 and of CWB since 1989.  Mr. Sims serves on CWBC’s Audit Committee and Chairs CWB’s Compliance Committee.  Mr. Sims is a real estate broker whose career began in 1970 in Santa Barbara.  He is a past President of the Santa Barbara Board of Realtors, Chairman of the Multiple Listing Service and served as Regional Vice President of the California Association of Realtors.  Mr. Sims served on the Santa Barbara Coastal Housing Association seeking affordable housing and he developed three Residential Care Facilities for the elderly in Camarillo that he operated until his retirement in 2000.

Kirk B. Stovesand (Age 46)

Mr. Stovesand has been a member of the Board of CWBC and CWB since May 2003.  Mr. Stovesand serves on CWBC's Audit Committee and CWB’s Asset / Liability Committees and is Secretary of CWB’s Board.  He is a partner of Walpole & Co., founded in 1974, which is a Certified Public Accounting and Consulting firm.  Mr. Stovesand has served on the boards of both for-profit and not-for-profit organizations. He is a graduate of the University of California Santa Barbara with a degree in Business Economics.  Mr. Stovesand received a Masters Degree in Taxation from Golden Gate University and a Master Certificate in Global Business Management from George Washington University.  He is a Certified Financial Planner, certified in mergers and acquisitions, and a member of the American Institute of Certified Public Accountants.

C. Richard Whiston (Age 72)

Mr. Whiston has been a member of the Board of CWBC and CWB since June 2004.  He serves on CWBC’s Audit Committee and on CWB’s Loan and Compliance Committees.  Mr. Whiston was a partner in the Santa Barbara law firm of Mullen, McCaughey & Henzell.  He served from 1983 to 1985 as Principal Deputy General Counsel and as Chief of Legal Services, U.S. Army, and later returned to private practice of law.  Mr. Whiston was appointed as Principal Deputy Assistant Secretary of the Army for Manpower and Reserve Affairs in July 2001 and as Special Assistant to the Secretary of the Army from October 2001 to August 2003.  He received a BA and a JD from the University of California, Berkeley and served in the U.S. Army as a commissioned officer.  He currently serves as a member of the Board of Directors of the Westmont Foundation.

None of the Directors or executive officers of the Company were selected pursuant to any arrangement or understanding, other than with the Directors and executive officers of the Company, acting within their capacities as such.  The Company knows of no family relationships between the Directors and executive officers of the Company, nor do any of the Directors or executive officers of the Company serve as Directors of any other company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 (Exchange Act) or any investment company registered under the Investment Company Act of 1940.  Officers serve at the discretion of the Board.

Executive Key Officers (not members of the Board)

The following sets forth, as of the Record Date, the names and certain other information concerning current executive officers of the Company, in addition to the executive officer who is nominated for election as a Director and whose biographical information is provided above.

Charles G. Baltuskonis (Age 58)

Mr. Baltuskonis, Executive Vice President and Chief Financial Officer of CWBC and CWB, has been with the Company since November 2002.  He served as Senior Vice President and Chief Accounting Officer of Mego Financial Corporation from 1997 to 2002, and Senior Vice President and Controller of TAC Bancshares from 1995 to 1997.  Prior to that, he was Chief Financial Officer of F&C Bancshares and of First Coastal Corporation and a Senior Manager with the public accounting firm of Ernst & Young, specializing in services to financial institutions.  Mr. Baltuskonis is a certified public accountant; a member of the American Institute of Certified Public Accountants, Financial Managers Society, including a member of the Financial Institutions Accounting Committee, and the Board of Directors of Goleta Valley Chamber of Commerce; and, holds a BS from Villanova University.

Richard M. Favor (Age 53)

Mr. Favor, Executive Vice President and Chief Credit Officer, has been with the Bank since September 2007.  Prior to joining CWB, Mr. Favor was the Chief Credit Officer at County Commerce Bank from February 2003 through August 2007, where he managed all aspects of loan production and classified assets as well as Community Reinvestment Act and compliance issues. From April 1995 to February 2003, Mr. Favor worked for Bank of Ventura/First Bank & Trust in various capacities including Chief Credit Officer. Mr. Favor is the past chairman and current board member of the Ventura Family YMCA, past president and current board member of the Tri-Counties Risk Management Association and received a B.S. degree in business administration from San Diego State University.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

Meetings and Committees

The Board met 17 times (12 regular meetings and five special meetings) during the year ended December 31, 2008, and had the following standing committees that met during the year: Audit Committee, Personnel / Compensation Committee and Nominating and Corporate Governance Committee.  In addition, the Company’s Directors served on the Board of Directors of CWB, including the various committees established by that subsidiary.  During 2008, none of the Company’s Directors attended less than 75% of the Company’s Board meetings and meetings of committees on which they served.  All Board members attended the 2008 Annual Meeting of Shareholders.

The Audit Committee is composed of four independent Directors:  Messrs. Peeples, Sims, Stovesand and Whiston.  This Committee is responsible for review of all internal and external examination reports and selection of the Company’s independent auditors.  The Audit Committee met five times during 2008.

The Nominating and Corporate Governance Committee is composed of three independent Directors: Messrs. Peeples, Bartlein and Illgen.  The Committee is responsible for recommendations regarding the Board’s composition and structure and policies and processes regarding overall corporate governance.  The Committee met one time during 2008.

The Personnel / Compensation Committee is composed of four independent Directors: Mrs. Blois and Messrs. Bartlein, Illgen and Peeples.  The Committee is responsible for determining executive compensation.  This Committee met two times during 2008.

Shareholder Communication with Directors

Shareholders may communicate directly with the Board by writing to:

William R. Peeples, Chairman of the Board of Directors
Community West Bancshares
445 Pine Avenue
Goleta, CA 93117-3709

Audit Committee Report

The Report of the Audit Committee of the Board shall not be deemed filed under the Securities Act of 1933 (Securities Act) or under the Exchange Act.

The Board maintains an Audit Committee comprised of four of the Company’s Directors, who each met the independence and experience requirements of NASD Rule 4200 (a) (15).  The Audit Committee assists the Board in monitoring the accounting, auditing and financial reporting practices of the Company.  The Audit Committee operates under a written charter, which was last amended on December 20, 2007 and last ratified on December 18, 2008, and is assessed annually for adequacy by the Audit Committee.  A copy of the Charter is included as Appendix A to the Company’s 2008 Proxy Statement, as filed with the SEC on April 7, 2008, and is available at www.sec.gov.

Based on the attributes, education and experience requirements required by NASD Rule 4350 (d) (2) (A), the requirements set forth in section 407 of the Sarbanes-Oxley Act of 2002 and associated regulations, the Board has identified William R. Peeples as an “Audit Committee Financial Expert” as defined under Item 407 (d) (5) of Regulation S-K, and has determined him to be independent.

Management is responsible for the preparation of the Company’s financial statements and financial reporting process, including its system of internal controls.  In fulfilling its oversight responsibilities, the Audit Committee:

•	Reviewed and discussed with management the audited financial statements contained in the Company’s Annual Report on Form 10-K for fiscal 2008; and

•	Obtained from management their representation that the Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

The Company’s independent auditors, Ernst & Young LLP (Ernst), are responsible for performing an audit of the Company’s financial statements in accordance with the auditing standards generally accepted in the United States and expressing an opinion on whether the Company’s financial statements present fairly, in all material respects, the Company’s financial position and results of operations for the periods presented and conform with accounting principles generally accepted in the United States.  In fulfilling its oversight responsibilities, the Audit Committee:

•
Discussed with Ernst the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•
Received and discussed with Ernst the written disclosures and the letter from Ernst required by applicable requirements of PCAOB regarding Ernst’s communications with the Audit Committee concerning independence, and reviewed and discussed with Ernst whether the rendering of the non-audit services provided by them to the Company during fiscal 2008 was compatible with their independence.

In addition, the Company received a letter from Ernst to the effect that Ernst’s audit of the Company was subject to its quality control system for the United States accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Ernst personnel working on the audit and the availability of national office consultation.

In performing its functions, the Audit Committee acts only in an oversight capacity.  It is not the responsibility of the Audit Committee to determine that the Company’s financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly the results of operations of the Company for the periods presented or that the Company maintains appropriate internal controls.  Nor is it the duty of the Audit Committee to determine that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s auditors are independent.

Based upon the reviews and discussions described above, and the report of Ernst, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

William R. Peeples, Chairman
James R. Sims, Jr.
Kirk B. Stovesand
C. Richard Whiston

Dated: March 26, 2009

Nominating and Corporate Governance Committee

The Company’s Nominating and Corporate Governance Committee (NCGC Committee) was established in February 2004 and the committee charter (Charter) was approved.  The latest version was approved in December 2006 and is included as Appendix A to the Company’s 2007 Proxy Statement, as filed with the SEC on April 12, 2007, and is available at www.sec.gov.  The NCGC Committee, consisting of three independent Directors, makes recommendations to the Board regarding the Board’s composition and structure, nominations for elections of Directors and policies and processes regarding principles of corporate governance to ensure the Board’s compliance with its fiduciary duties to the Company and its shareholders.  The NCGC Committee reviews the qualifications of, and recommends to the Board, candidates as additions, or to fill Board vacancies, if any were to occur during the year.

The NCGC Committee will consider, as part of its nomination process, any Director candidate recommended by a shareholder of the Company who follows the procedures in this Proxy Statement shown under the heading “2009 Shareholder Proposals” set forth below.  The NCGC Committee will follow the processes in the Charter when identifying and evaluating overall Board composition and individual nominees to the Board.

Additional information regarding (i) the NCGC Committee’s policy with regard to the consideration of any Director candidates recommended by security holders and related procedures to be followed by security holders in submitting such recommendations, (ii) minimum qualifications of Director candidates, and (iii) the NCGC Committee’s process for identifying and evaluating nominees for Directors, is incorporated herein by reference to the Charter.

Personnel / Compensation Committee

The Personnel / Compensation Committee (PCC) is responsible for reviewing and approving the Company’s overall compensation and benefit programs and for administering the compensation of the Company’s executive and senior officers.  There currently is no formal charter enumerating the PCC’s functions and objectives.

The PCC’s functions and objectives are: (i) to determine the competitiveness of current base salaries, annual and long-term incentives relative to specific competitive markets for the President and Chief Executive Officer and other senior management; (ii) to develop a performance review mechanism that has written objectives and goals which are used to make salary increase determinations; (iii) to develop an annual incentive plan for senior management; and (iv) to provide guidance to the Board in its role in establishing objectives regarding executive compensation.  The PCC’s overall compensation philosophy is as follows: (i) to attract and retain quality talent which is critical to both short-term and long-term success; (ii) to reinforce strategic performance objectives through the use of incentive compensation programs; (iii) to create a mutuality of interest between executive and senior officers and shareholders through compensation structures that share the rewards and risks of strategic decision-making; and (iv) to encourage executives to achieve substantial levels of ownership of stock in the Company.

On February 17, 2009, the American Recovery and Reinvestment Act (ARRA) was signed into law which amends several key provisions of the 2008 Emergency Economic Stabilization Act of 2008 (EESA).  EESA, as amended by ARRA, applies to the Company for so long as any obligation resulting from the Company's participation in the Troubled Asset Relief Program – Capital Purchase Program remains outstanding and requires that: (i) the PCC be comprised entirely of independent directors; (ii) the PCC meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the Company from such plans; and (iii) provide certain certifications that the PCC has reviewed with the Company’s senior risk officers the incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage such officers to take unnecessary or excessive risks that threaten the value of the Company.

PROPOSAL 2

A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF
THE NAMED EXECUTIVE OFFICERS

ARRA requires the Company, during the period in which any obligation arising from the Company's participation in the Trouble Asset Relief Program - Capital Purchase Program (TARP-CPP) remains outstanding to submit to the Company's shareholders a non-binding vote on the compensation of the Company’s Named Executive Officers, as described in the section entitled “EXECUTIVE COMPENSATION” below, including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in this Proxy Statement.

This proposal, commonly known as a "say-on-pay" proposal, gives the Company's shareholders the opportunity to endorse or not endorse the Company's executive pay program and policies through the following resolution:

"RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading "EXECUTIVE COMPENSATION," including the tabular disclosure regarding named executive officer compensation and the accompanying the narrative disclosure in this Proxy Statement.”

This vote shall not be binding on the Board of Directors and will not be construed as overruling a decision by the Board nor create or imply any additional fiduciary duty by the Board. However, the PCC will take into account the outcome of the vote when considering future executive compensation arrangements.

In voting to approve the above resolution, shareholders may vote for the resolution, against the resolution or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the meeting. On this matter, abstentions will have no effect on the voting. The Board of Directors believes that the compensation practices of the Company are designed to accomplish the objectives of the PCC's compensation philosophy, and they are appropriately aligned to the long-term success of the Company and the interests of shareholders.

The Board of Directors recommends a vote "FOR" approval of the compensation of the Named Executive Officers.

EXECUTIVE COMPENSATION

The following table sets forth, for the years ended December 31, 2008 and 2007, the compensation information for Lynda J. Nahra, the Company’s President and Chief Executive Officer and the other two most highly compensated executive officers who earned at least $100,000 during 2008 (collectively, the Named Executive Officers) serving the Company in 2008.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Change to Nonqualified Deferred Compensation Earnings	All Other Compensation (2)	Total
Lynda J. Nahra, President and Chief Executive Officer, CWBC and CWB	2008	$225,000	$15,000	-	$12,748	-	-	$20,916	$273,664
	2007	225,000	50,000	-	26,963	-	-	22,558	324,521
Charles G. Baltuskonis, Executive Vice President and Chief Financial Officer, CWBC and CWB	2008	189,000	15,000	-	14,630	-	-	6,848	225,478
	2007	179,200	35,000	-	16,982	-	-	6,880	238,062
Richard M. Favor, Executive Vice President and Credit Officer, CWB (3)	2008	158,816	15,000	-	5,694	-	-	5,259	184,769
	2007	65,288	1,000	-	967	-	-	-	67,255

(1) Column represents the dollar amount recognized by the Company for financial statement reporting purposes related to stock option awards, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions.  The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period.  The terms of the 1997 and 2006 Plans are described in “Employment Arrangements and Other Factors Affecting 2006 Compensation”.  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.  See the Company’s Annual Report on Form 10-K, at Note 8 to the Company’s Financial Statements for the year ended December 31, 2008.

(2) Column represents 401(k) Company match for all executives.  All Other Compensation in 2008 for Ms. Nahra also includes $8,316 401(k) Company match, $6,000 rent subsidy to a Company owned by a relative of Ms. Nahra and country club dues of $6,600, and All Other Compensation in 2007 for Ms. Nahra includes $9,732 401(k) Company match, $6,000 rent subsidy to a company owned by a relative of Ms. Nahra, Country Club dues of $6,600 and other miscellaneous income of $226.

(3) Mr. Favor commenced his position as of 9/07.

EMPLOYMENT ARRANGEMENTS AND OTHER FACTORS AFFECTING 2008 COMPENSATION

Employment Arrangements

Ms. Nahra and Messrs. Baltuskonis and Favor (Named Executive Officers) have entered into written employment agreements with the Company.  For a description of the material terms of such employment agreement, please see “Potential Payments upon Termination or Change-In-Control” herein.

In connection with the Bank's participation in TARP-CPP, each Named Executive Officer has entered into a written agreement with the Company pursuant to which they have agreed to certain modifications to compensation, bonus, incentive and other benefit plans, arrangements and agreements, including golden parachute, severance and employment agreements (Benefit Plans).  The modifications to the Benefit Plans are intended to comply with the requirements for executive compensation set forth in EESA pursuant to which the TARP-CPP was authorized.  These agreements modify Benefit Plans in the following ways: (i) the payment of golden parachutes to the Named Executive Officers is prohibited; (ii) any bonus and incentive compensation paid to a Named Executive Officer is subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria; and (iii) compensation incentives for Named Executive Officers to take unnecessary and excessive risks that threaten the value of the Company are prohibited.

In addition, EESA, as subsequently amended by ARRA in February 2009, imposes additional limitations on executive compensation which will apply for so long as any obligation arising from the Company's participation in TARP-CPP remains outstanding.  Prior to the enactment of ARRA however, Treasury issued Guidelines clarifying the executive compensation limitations on EESA.  To the extent these Guidelines conflict with the express provisions of EESA, as now amended by ARRA, the provisions of ARRA control.  The following are some key features of the new executive compensation restrictions in ARRA:

•
ARRA prohibits bonus and similar payments to top employees.  ARRA prohibits the payment of any “bonus, retention award, or incentive compensation” to the Company’s “most highly-compensated employee” for so long as any obligation arising from the Company's participation in TARP-CPP remains outstanding.  The prohibition does not apply to bonuses payable pursuant to “employment agreements” in effect prior to February 11, 2009.  ARRA does not explain how to identify the "most highly-compensated employee" and does not define “incentive compensation.”  The Treasury Guidelines do not contain a similar limit on bonuses.  Instead, the Treasury Guidelines impose a $500,000 annual compensation cap for a company’s senior executive officers, but allows the cap to be waived for all companies other than those receiving “exceptional” assistance.  The Company has not received “exceptional assistance,” as this term is used in the Treasury Guidelines.  Waiver under the Treasury Guidelines is conditioned on the Company’s full disclosure of compensation and allowing shareholders a non-binding “say-on-pay” vote.

•
Limited amount of restricted stock excluded from bonus prohibition.  “Long-term” restricted stock is excluded from ARRA’s bonus prohibition, but only to the extent the value of the stock does not exceed one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not “fully vest” until after all TARP-CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.  The Treasury Guidelines also exempt an unlimited amount of restricted stock from the $500,000 annual compensation cap described above.  Neither ARRA nor the Treasury Guidelines explain how to value various items, such as equity compensation, indirect compensation such as benefits and taxes, when assessing this limit.

•
Shareholder “say-on-pay” vote required.  ARRA requires every company receiving TARP-CPP assistance to permit a non-binding shareholder vote to approve the compensation of executives as disclosed in the Company’s Proxy Statement.  The Treasury Guidelines contain a similar requirement but only for companies receiving “exceptional assistance."  ARRA directs the SEC to adopt regulations within 1 year to implement say-on-pay.  The Company has included a say-on-pay proposal as Item 2 in this Proxy Statement.

•
Stricter restrictions on “golden parachute” payments.  EESA generally limited “golden parachute” payments to senior executives to three times the executives’ base compensation.  ARRA prohibits any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any TARP-CPP-related obligations remain outstanding.  For all companies other than companies receiving “exceptional assistance,” the Treasury Guidelines limit golden parachute payments to 1 time base compensation and only apply the limit to the senior executive officers.

•
Broader bonus clawback requirements.  EESA required TARP-CPP-participating companies to recover any bonus or other incentive payment paid to a senior executive officer on the basis of materially inaccurate financial or other performance criteria.  ARRA extends this recovery requirement to the next 20 most highly-compensated employees in addition to the senior executive officers.  This extension is consistent with the Treasury Guidelines.

•
Prohibition on compensation plans that “encourage” earnings manipulation.  ARRA prohibits CPP participants from implementing any compensation plan that would encourage manipulation of the reported earnings to enhance the compensation of any of its employees.  The Treasury Guidelines do not contain a similar requirement.

•
Board compensation committee required.  ARRA requires CPP participants to establish a board compensation committee and requires the committee to meet at least semiannually to discuss and evaluate employee compensation plans in light of an assessment of any risk to us posed by such plans.  The Treasury Guidelines do not contain a similar requirement.

•
New reporting and certification requirements.  ARRA requires the CEO and CFO of any publicly-traded CPP-participating company to provide a written certification of compliance with the executive compensation restrictions in ARRA in the Company’s annual filings with the SEC (i.e. in its Annual Report on Form 10-K or Proxy Statement).  The Treasury Guidelines require reporting and certification as well but do not detail how the reporting and certification are to be accomplished.  On February 26, 2009, the SEC issued written guidance confirming that this requirement is currently not in effect and will become effective following the issuance of Treasury guidelines establishing the compensation and corporate governance standards under ARRA.

•
Policy on luxury expenditures.  ARRA requires each TARP-CPP-participating company to implement a company-wide policy regarding excessive or luxury expenditures, including excessive expenditures on entertainment or events, office and facility renovations, aviation or other transportation services.  This is consistent with the Treasury Guidelines which contain a similar requirement.

•
Treasury review of prior payments.  ARRA directs the Treasury to review bonuses, retention awards and other compensation paid to the senior executive officers and the next 20 most highly-compensated employees of each company receiving TARP-CPP assistance before ARRA was enacted, and to “seek to negotiate” with the CPP recipient and affected employees for reimbursement if it finds any such payments were inconsistent with CPP or otherwise in conflict with the public interest.

In addition to the above requirements, ARRA adopts and continues two requirements from EESA essentially unchanged:

•
$500,000 annual deduction limit.  Like EESA, ARRA prohibits CPP participants from deducting annual compensation paid to senior executive officers in excess of $500,000.  The Treasury Guidelines, in contrast, contain the $500,000 annual compensation cap for senior executives described above (which may be waived by all companies other than those receiving “exceptional” assistance) but do not specifically address the deduction limit.

•
No excessive risks.  Like EESA, ARRA requires the Treasury Department to implement limits on compensation that exclude incentives for senior executive officers of a CPP-participating company to take unnecessary and excessive risks that threaten the value of the company for as long as any CPP-related obligation remains outstanding.  The Treasury Department implemented this directive under EESA by requiring periodic compensation committee review and certification of the risk characteristics of a company’s incentive compensation arrangements, and presumably these same review and certification requirements would apply going forward under ARRA.  ARRA requires that the compensation committee perform such a review at least semi-annually.

ARRA requires both the Treasury Department and the Securities and Exchange Commission to issue rules to implement these new executive compensation restrictions.

Many aspects of the foregoing restrictions will not be clear until Treasury and the SEC publish new rules.

The foregoing restrictions imposed by ARRA implement many, but not all, of the restrictions of the Treasury Guidelines.  At the present time, Treasury has not announced whether it intends to publish rules to implement the aspects of the Treasury Guidelines that were not addressed by ARRA.

We have already implemented the prior requirements of EESA.  The PCC will consider the new limits on executive compensation of ARRA, the Treasury Guidelines (to the extent they apply to us), and any forthcoming regulations.  When Treasury publishes such regulations, the PCC promptly will make appropriate changes to our executive compensation program.

Stock Option Plans

In connection with the bank holding company reorganization, the Company adopted the Community West Bancshares 1997 Stock Option Plan (1997 Plan) providing for the issuance, as amended at the 2003 Annual Meeting of Shareholders, of up to 1,292,014 option shares.  This Plan expired on January 23, 2007.

On March 23, 2006, the Company’s Board adopted the 2006 Stock Option Plan (2006 Plan), and the 2006 Plan was approved by the shareholders at the 2006 Annual Meeting of Shareholders.  The 2006 Plan provides for the issuance of up to 500,000 shares of the Company’s Common Stock (Common Stock) to Directors, officers and key employees of the Company and CWB.  See separate table for grants made to date.  See tables entitled “OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE” and “DIRECTOR COMPENSATION TABLE” for more information regarding options outstanding as of December 31, 2008.

Eligibility.  Full-time employees, officers and Board members of the Company and subsidiaries, including CWB, are eligible to receive awards under the 2006 Plan at the discretion of the Board.

Plan Term.  The 2006 Plan’s term commenced on May 25, 2006 and will terminate on March 23, 2016 (subject to early termination is described herein).

Administration.  The 2006 Plan is administered by the Board, serving as the “Stock Option Committee”, one or more of whom may also be executive officers and therefore may not be deemed to be “independent,” as that term is defined in the listing standards of the NASDAQ Stock Market, Inc.  Members of the Board receive no additional compensation for their administration of the Plans.  Each Director will abstain from approving the grant of any options to themselves.  Options may be granted only to Directors, officers and key employees of the Company and any subsidiary, including CWB.  Subject to the express provisions of the 2006 Plan, the Board is authorized to construe and interpret the 2006 Plan, and make all the determinations necessary or advisable for administration of the 2006 Plan.  The full text of the 2006 Plan is available as Appendix A to the Company’s Proxy Statement filed with the SEC on April 13, 2006.

Incentive and Non-Qualified Stock Options.  The 2006 Plan provides for the grant of both incentive stock options and non-qualified options.  Incentive stock options are available only to persons who are employees of the Company, and are subject to limitations imposed by applicable sections of the Code, including a $100,000 limit on the aggregate fair market value (determined on the date the options are granted) of shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 2006 Plan and all other “incentive stock option” plans of the Company).  Any options granted under the 2006 Plan which do not meet the limitations for incentive stock options, or which are otherwise not deemed to be incentive stock options, shall be deemed “non-qualified”.

Amendment and Termination of the 2006 Plan.  The 2006 Plan, and all stock options previously granted under the 2006 Plan, shall terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization, or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options theretofore granted shall become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate, unless provision is made for the assumption or substitution thereof.  As a result of these acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  The Board may at any time suspend, amend or terminate the 2006 Plan, and may, with the consent of the respective optionee, make such modifications to the terms and conditions of outstanding options as it shall deem advisable.  Certain amendments to the 2006 Plan may also require shareholder approval if such amendment or modification would: (a) materially increase the number of shares of Common Stock which may be issued under the 2006 Plan; (b) materially increase the number of shares of Common Stock which may be issued at any time under the 2006 Plan to all Directors who are not also officers or key employees of the Company; (c) materially modify the requirements as to eligibility for participation in the 2006 Plan; (d) increase or decrease the exercise price of any option granted under the 2006 Plan; (e) increase the maximum term of options provided for in the 2006 Plan; (f) permit options to be granted to any person who is not an eligible participant; or (g) change any provision of the 2006 Plan which would affect the qualification as an incentive stock option under the 2006 Plan.  The amendment, suspension or termination of the 2006 Plan will not, without the consent of the optionee, alter or impair any rights or obligations under any outstanding option under the 2006 Plan.

Adjustments Upon Changes in Capitalization.  The total number of shares covered by the 2006 Plan and the price, kind and number of shares subject to outstanding options thereunder, will be appropriately and proportionately adjusted if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, without consideration to CWBC as provided in the 2006 Plan.  Fractional share interests of such adjustments may be accumulated, although no fractional shares of stock will be issued under the 2006 Plan.

Holdings of Previously Awarded Equity Outstanding Equity Awards

The following table sets forth certain information, pursuant to SEC rules, regarding stock options outstanding at December 31, 2008 for the Named Executive Officers and Other Key Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Charles G. Baltuskonis	5,000	-	-	$6.50	7/24/13
	8,000	2,000	-	$8.75	2/26/14
	750	3,000	-	$12.50	7/26/17
	-	2,000	-	$8.65	2/28/18
	-	3,750	-	$3.995	7/29/18
	-	2,000	-	$3.45	11/20/18
Richard M. Favor	1,500	6,000	-	$11.75	10/30/17
	-	2,000	-	$3.45	11/20/18
Lynda J. Nahra	4,000	-	-	$6.75	1/27/10
	3,500	-	-	$5.25	9/28/10
	10,000	-	-	$4.64	1/23/13
	30,000	-	-	$5.23	4/23/13
	5,000	-	-	$6.50	7/24/13
	1,000	4,000	-	$15.65	1/25/17
	-	5,000	-	$9.35	1/24/18
	-	3,000	-	$3.45	11/20/18

(1) Each option grant generally vests 20% on each anniversary of the grant date.  Each stock option expires 10 years after the date the stock option was granted.

Pension Benefits

Excluding any tax-qualified contribution plan and any nonqualified defined contribution plan, none of the Named Executive Officers or Other Key Officers participates in any plan that provides for payments or other benefits at, following, or in connection with retirement.

Potential Payments upon Retirement, Termination or Change-In-Control

Employment Arrangements for Lynda J. Nahra

Ms. Nahra has an employment contract, effective January 1, 2007.  For 2008, Ms. Nahra’s annual base salary was $225,000.  In addition, she has a deferred compensation account established and maintained at CWB for her benefit.  To this account, the Company credited $50,000 each on December 31, 2006 and on March 31, 2007.  In addition, $2,000 per month will also be credited to this account during the term of Ms. Nahra’s employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate.  No funds in this account will vest prior to the date Ms. Nahra attains age 65, and normal payments would not commence until such time as Ms. Nahra attains age 66, whether or not she is employed by the Company.  In the event of a change of control before Ms. Nahra attains age 65, Ms. Nahra will vest 50% of the account balance.

Ms. Nahra’s new contract specifies that, in the event of termination without cause, she would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if she is terminated within one year following such event, she would be entitled to base salary and benefits for a period of one year.

Under this contract, Ms. Nahra was granted options covering 5,000 shares in January 2007 and 2008, and will be granted options covering 5,000 shares in 2009.

Under Ms. Nahra’s former agreement, she also earned a base salary of $225,000 and received 6% of this base salary per annum credited to her deferred compensation plan, plus the monthly interest.  The CWB contributions to this old plan were discontinued as of 2007, but interest will continue to be credited until Ms. Nahra’s termination.  Ms. Nahra is also eligible for an annual bonus at the sole discretion of CWB’s Board Personnel / Compensation Committee.  For 2008 and 2007, such bonus amount awarded was $15,000 and $50,000, respectively.

Employment Arrangements for Charles G. Baltuskonis

Mr. Baltuskonis has an employment contract, effective July 1, 2007.  For 2008, Mr. Baltuskonis’ annual base salary was $190,512.  In addition, he has a deferred compensation account established and maintained at CWB for his benefit.  To this account, the Company credited $40,000 each on July 1, 2007 and on December 31, 2007.  In addition, $1,600 per month will also be credited to this account during the term of Mr. Baltuskonis’ employment.  Monthly interest credits will be earned throughout the term of the agreement at the then-current CWB six-month certificate of deposit rate.  No funds in this account will vest prior to the date Mr. Baltuskonis attains age 65, and normal payments would not commence until such time as Mr. Baltuskonis attains age 66, whether or not he is employed by the Company.  In the event of a change of control before Mr. Baltuskonis attains age 65, Mr. Baltuskonis will vest 50% of the account balance.

Mr. Baltuskonis’ contract specifies that, in the event of termination without cause, he would continue to receive salary and benefits plus deferred compensation for a period of three months.  Also, the contract contains a change of control (as defined) clause whereby, if he is terminated within one year following such event, he would be entitled to base salary and benefits for a period of one year.  Mr. Baltuskonis is also eligible for an annual bonus which is determined by the Board in its sole discretion.  For 2008 and 2007, such bonus amount awarded was $15,000 and $35,000, respectively.

Mr. Baltuskonis was granted options covering 3,750 shares in July 2007 and 2008, and will be granted options covering 3,750 shares in July 2009.

Employment Arrangements for Richard M. Favor

Mr. Favor has an employment contract, effective September 6, 2007.  Mr. Favor’s annual base salary is $175,000.  Under the terms  of his contract, if within one year after a change in control, Mr. Favor terminates his employment for “Good Reason” (as defined) or he is terminated other than “for cause” (as defined), he would be entitled to base salary and benefits for a period of one year.  Mr. Favor is also eligible for an annual bonus which is determined by the Board in its sole discretion.

Mr. Favor will be granted options covering 3,750 shares in each of September 2009 and July 2010.

Employment Arrangements for Former Chief Executive Officer and President

A former Chief Executive Officer and President of the Company is a party to an Executive Salary Continuation Agreement (ESC) with the Company dated January 1, 1994. The purpose of the ESC was to provide an incentive for the former executive’s continuing employment with CWB on a long-term basis.  The ESC provides the former executive with a salary continuation benefit of $50,000 per year for 15 years after retirement.  Normal retirement under the ESC was age 61.  The present value of the contractual liability has been recognized in the Company’s audited financial statements.  Beginning in March 2004, benefit payments under the ESC commenced.

Modification of Compensation Arrangements as a result of TARP-CPP

As noted above, in connection with the Company’s participation in TARP-CPP, the Company’s named executive officers have entered into written agreements with the Company which modify their Benefit Plans to comply with the limitations on executive compensation as set forth in EESA, ARRA and Treasury guidelines issued or to be issued thereunder.  One requirement of ARRA is the prohibition on any payment to a senior executive officer for departure from the Company for any reason, except for payments for services performed or benefits accrued during the period in which any obligation of the Company as a result of its participation in TARP-CPP remains outstanding.  For more information on these agreements and the other limitations on executive compensation imposed by EESA, ARRA and the Treasury guidelines issued thereunder, please refer to the section entitled “Employment Arrangements,” above.

Treatment of Outstanding Stock Options upon Retirement, Termination or Change of Control

Termination of Employment or Affiliation.  Under the terms of the 1997 and 2006 Plans, in the event an optionee ceases to be affiliated with the Company or a subsidiary for any reason other than disability, death or termination for cause, the stock options granted to such optionee will expire at the earlier of the expiration dates specified for the options, or 90 days after the optionee ceases to be so affiliated.  During such period after cessation of affiliation, the optionee may exercise the option to the extent it was exercisable as of the date of such termination, and thereafter the option expires in its entirety.  If an optionee’s stock option agreement so provides, and if an optionee’s status as an eligible participant is terminated for cause, the options held by such person will expire 30 days after termination, although the Board may, in its sole discretion, within 30 days of such termination, reinstate the option.  If the option is reinstated, the optionee will be permitted to exercise the option only to the extent, for such time, and upon such terms and conditions as if the optionee’s status as an eligible participant had been terminated for a reason other than cause, disability or death, as described above.

Liquidation or Change of Control.  The Plans, and all stock options previously granted under the plans, terminate upon the dissolution or liquidation of the Company, upon a consolidation, reorganization or merger as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company.  However, all options heretofore granted become immediately exercisable in their entirety upon the occurrence of any of the foregoing, and any options not exercised immediately upon the occurrence of any of the foregoing events will terminate unless provision is made for the assumption or substitution thereof.  As a result of the acceleration provisions, even if an outstanding option were not fully vested as to all increments at the time of the event, that option will become fully vested and exercisable.  All options outstanding at the time of completion of the merger(s) will survive and not become immediately exercisable.

Profit Sharing and 401(k) Plan

The Company has established a 401(k) plan for the benefit of its employees.  Employees are eligible to participate in the plan after three months of consecutive service.  Employees may make contributions to the plan under the plan’s 401(k) component and the Company may make contributions under the plan’s profit sharing component, subject to certain limitations. The Company’s contributions were determined by the Board and amounted to $260,000, $255,000 and $169,000, respectively, in 2008, 2007 and 2006.

Directors’ Compensation

CWB’s non-employee Directors are paid for attendance at Board meetings at the rate of $1,000 for each regular Board meeting and $200 for each committee meeting.  If a Director attends a meeting by telephone, only 25% of the above fee is received.  In 2008, no additional discretionary compensation was awarded to the non-employee Directors.

The following table sets forth information concerning the compensation paid to each of the Company’s Directors during 2008.  Compensation paid to Lynda J. Nahra, President and Chief Executive Officer, is not included in this table because she was an employee during 2008 and, therefore, received no additional compensation for her service as a Director.

DIRECTOR COMPENSATION TABLE

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert H. Bartlein (3)	$33,500	-	$6,307	-	-	-	$39,807
Jean W. Blois	15,200	-	6,307	-	-	-	21,507
John D. Illgen	17,380	-	6,307	-	-	-	23,687
William R. Peeples	30,800	-	6,307	-	-	-	37,107
James R. Sims Jr.	18,715	-	6,307	-	-	-	25,022
Kirk B. Stovesand	19,500	-	6,307	-	-	-	25,807
C. Richard Whiston	31,150	-	6,307	-	-	-	37,457

(1) Outstanding stock options held by each non-employee Director at December 31, 2008 are as follows:  Robert H. Bartlein, 10,000; Jean W. Blois, 23,545; John D. Illgen, 23,545; William R. Peeples, 10,000; James R. Sims, Jr., 23,545; Kirk B. Stovesand, 14,000; C. Richard Whiston, 15,000.

(2) Column represents the 2008 compensation cost of option awards granted, net of the Company’s estimate of forfeitures.  The grant date fair value of option awards granted was determined in accordance with Statement of Financial Accounting Standards No. 123R (SFAS 123R) and is recognized as compensation cost over the requisite service period.  The terms of the 1997 and 2006 Plans are described in “Employment Arrangements and Other Factors Affecting 2007 Compensation”.  Furthermore, the amount recognized for these awards was calculated based on the Black-Scholes option-pricing model.

(3) In accordance with an Agreement with the Bank, in lieu of cash, Mr. Bartlein’s fees are deferred and maintained in an account at the Bank and earn monthly interest at the Bank’s then current six-month certificate of deposit rate.  The balance in this account will be paid to Mr. Bartlein in 2011 upon his attainment of age 64.

There were no CWBC Director fees paid during 2008.

Certain Relationships and Related Transactions

Some of the Directors and executive officers of the Company, as well as the companies with which such Directors and executive officers are associated, are customers of and have had banking transactions with CWB in the ordinary course of business.  CWB expects to have such ordinary banking transactions with such persons in the future. In the opinion of CWB management, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features.  Although CWB does not have any limits on the aggregate amount it would be willing to lend to Directors and officers as a group, loans to individual Directors and officers must comply with CWB’s internal lending policies and statutory lending limits.

INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2008 were Ernst & Young LLP (Ernst).  The Company has engaged Ernst as independent auditors for the fiscal year ending December 31, 2009.  Representatives of Ernst will be invited to attend the Meeting.  The Company will afford the representatives an opportunity to make a statement, should they desire to do so, and expect that the representatives will be available to respond to appropriate questions.

Audit Fees

During the years ended December 31, 2008 and 2007, the aggregate fees billed by Ernst for the audit of the Company’s consolidated financial statements for such fiscal year and for the review of the Company’s interim financial statements were $247,000 and $232,000, respectively.  These amounts include fees related to the fiscal year audit and interim reviews, notwithstanding when the fees were billed or when the services were rendered.  Expenses included were billed from January through December of the fiscal year, not withstanding when the expenses were incurred.

Audit-Related Fees

During the years ended December 31, 2008 and 2007, there were no fees billed by Ernst for other audit-related services.

Tax Fees

During the years ended December 31, 2008 and 2007, the aggregate fees billed by Ernst for professional services related to recurring state and federal tax preparation, compliance and consulting were $44,000 and $29,000, respectively.

Other Fees

During the years ended December 31, 2008 and 2007, there were no fees billed by Ernst for information technology consulting services.

The Audit Committee of the Company reviewed and discussed with Ernst whether the rendering of the non-audit services provided by them to the Company during fiscal 2008 was compatible with their independence.  The Audit Committee pre-approves all audit and permissible non-audit services to be provided by Ernst and the estimated fees for these services.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the Company’s independent auditor.  These services may include audit, audit-related, tax and other services.  Pre-approval is generally provided for up to one year and is detailed as to a particular service or category of service.  The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with the pre-approval and the fees for services performed to date.  All services performed by Ernst for which fees were billed to the Company during the years ended December 31, 2008 and 2007 as disclosed herein were approved by the Audit Committee pursuant to the procedures outlined herein.  All of the services of Ernst in auditing the Company’s Financial Statements for the year ended December 31, 2008 were performed by Ernst or its full-time, permanent employees.

2010 SHAREHOLDER PROPOSALS

Shareholder proposals to be considered for inclusion in the Proxy Statement for the Company’s 2010 Annual Meeting of Shareholders (2010 Meeting) must be received by the Company at its offices at 445 Pine Avenue, Goleta, California 93117, no later than December 15, 2009.  The proposals must also satisfy the conditions and procedures prescribed by the Securities and Exchange Commission (SEC) in Rule 14a-8 for such proposals to be included in the Company’s Proxy Statement for the 2010 Meeting, and must be limited to 500 words.  To be included in the Proxy Statement, the shareholder must be a holder of record or beneficial owner of at least $2,000 in market value or 1% of the Company’s securities entitled to be voted on the proposal, and have held the shares for at least one year and will continue to hold the shares through the date of the 2010 Meeting.  Either the proposer, or a representative qualified under California law to present the proposal on the proposer’s behalf, must attend the meeting to present the proposal.  Shareholders may not submit more than one proposal.

The SEC has in effect a rule governing a company's ability to use discretionary proxy authority with respect to proposals that were not submitted in time to be included in the Proxy Statement (i.e., outside the processes of Rule 14a-8 as described herein under the heading "2009 Shareholder Proposals").  As a result, in the event a proposal is not submitted to the Company prior to February 27, 2010, and the proxy materials delivered in connection with the 2010 Meeting contain a statement conferring discretionary authority (such statement is set forth in the third paragraph of this Proxy Statement), the proxies solicited by the Board for the 2010 Annual Meeting will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2010 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

Whether or not you intend to be present at the Meeting, you are urged to return your Proxy promptly.  If you are then present at the Meeting and wish to vote your shares in person, your original Proxy may be revoked by voting at the Meeting.  However, if you are a shareholder whose shares are not registered in your own name, you will need the Proxy obtained from your recordholder to vote personally at the Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder), Directors and persons who own more than ten percent of the Common Stock to file reports of stock ownership and changes in stock ownership with the SEC.  The officers, Directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of all reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the last year its officers, Directors and greater than ten percent beneficial owners complied with all filing requirements except as follows: (i) Director Whiston filed late a Form 4 on April 28, 2008 reporting a purchase of Common Stock on December 15, 2005; (ii) Director Peeples filed late a Form 4 on June 13, 2008 reporting purchases of Common Stock on June 4, June 6, June 10 and June 12, 2008 and filed late a Form 4 on December 12, 2008 reporting purchases of Common Stock on December 9 and December 10, 2008; and (iii) Director Stovesand filed late a Form 4 on December 17, 2008 reporting a purchase of Common Stock on December 12, 2008.

By Order of the Board of Directors,

COMMUNITY WEST BANCSHARES

William R. Peeples,
Chairman of the Board
Dated:  April 14, 2009
Goleta, California

COMMUNITY WEST BANCSHARES
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 28, 2009
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Gregory Morrisey and Carlyn Smith, or any of them, agents and proxy of the undersigned, each with full power of substitution, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Shareholders of Community West Bancshares to be held at La Cumbre Country Club, 4015 Via Laguna, Santa Barbara, California on Thursday, May 28, 2009, at 6:00 P.M., and at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if personally present, would be entitled to vote, as follows:

1. Election of Directors.  To elect the following eight persons to the Board of Directors of the Company to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and have qualified:

☐ AUTHORITY GIVEN (except as noted below)	☐ WITHHOLD AUTHORITY

Robert H. Bartlein - Jean W. Blois - John D. Illgen - Lynda J. Nahra
William R. Peeples - James R. Sims, Jr. - Kirk B. Stovesand - C. Richard Whiston

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE, YOU SHOULD CHECK THE BOX "AUTHORITY GIVEN" AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW

2. Shareholder Advisory (Non-Binding) Vote on Executive Compensation.  To approve the following advisory (non-binding) proposal:

“RESOLVED, that the shareholders of Community West Bancshares approve the compensation of executive officers as described under the heading "Executive Compensation" including the tabular disclosure regarding named executive officer compensation and the accompanying narrative disclosure in the Proxy Statement.”

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Other business.  To transact such other business as may properly come before the Meeting and any adjournment thereof.

PLEASE SIGN AND DATE THE OTHER SIDE

THIS PROXY WILL BE VOTED AS SPECIFIED OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE EIGHT NOMINEES FOR ELECTION AND FOR PROPOSAL 2.  (Please sign exactly as name appears.  When shares are held by joint tenants, both should sign.  When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.)

Dated:	,2009

(Signature)

(Signature, if held jointly)

I do ☐        do not ☐  expect to attend the Meeting.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY APPEARING AND VOTING IN PERSON AT THE MEETING.